Exhibit 3.1


                                                         Filing fee:  $115.00
By:                                                        Thomas G. Kimble &
                                                                   Associates
                                                                   Suite #440
                                                       311 South State Street
                                                   Salt Lake City, Utah 84111
FILED
In the Office of the
Secretary of State of the
STATE OF NEVADA

                            ARTICLES OF INCORPORATION

                                       OF

                            FLLER-BANKS ENERGY, INC.

     WE, THE UNDERSIGNED natural persons of the age of twenty-one (21) years or more, acting as incorporators of a corporation under the Nevada Business Corporation Act, adopt the following Articles of Incorporation for such corporation.

                                ARTICLE I - NAME
                                ----------------

     The name of the Corporation is Fuller-Banks Energy, Inc.

                              ARTICLE II - DURATION
                              ---------------------

     The duration of the corporation is perpetual.

                              ARTICLE III - PURPOSE
                              ---------------------

     The purpose or purposes for which this corporation is engaged are:

     a. To engage in all aspects of the oil and gas business, including, without limitation: buying, selling, and otherwise dealing in oil and gas leases, royalties, mineral interests, and other rights and interest in oil and gas properties, whether alone or in conjunction with others; participating in the exploration and development of oil and gas properties; including reworking existing wells and drilling or completing wells; and purchasing, selling, or otherwise dealing in the production from oil and gas properties. Also, to acquire, develop, explore and otherwise deal in and with all kinds, all related activities, and for any and all other lawful purposes,


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          and powers and shall not be held to limit or restrict in any manner the general powers of the corporation, and the enjoyment and exercise thereof, as conferred by the laws of the State of Nevada; and it is the intention that the purposes and powers specified in each of the paragraphs of the Articles III shall be regarded as independent purposes and powers.

                               ARTICLE IV - STOCK
                               ------------------

     The aggregate number of shares which this corporation shall have authority to issue is 100,000,000 shares of Common Stock having a par value of $.001 per share. All stock of the corporation shall be of the same class, common, and shall have the same rights and preferences. Fully-paid stock of the corporation shall not be liable to any further call or assessment.

                              ARTICLE V - AMENDMENT
                              ---------------------

     These Articles of Incorporation may be amended by the affirmative vote of "a majority" of the shares entitled to vote on each such amendment.

                        ARTICLE VI - SHAREHOLDERS RIGHTS
                        --------------------------------

     The authorized and treasury stock of this corporation may be issued at such time, upon such terms and conditions and for such consideration as the Board of Directors shall determine. Shareholders shall not have pre-emptive rights to acquire unissued shares of the stock of this corporation.




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                          ARTICLE VII - CAPITALIZATION
                          ----------------------------

     This corporation will not commence business until consideration of a value of at least $1,000 has been received for the issuance of said shares.

                     ARTICLE VIII - INITIAL OFFICE AND AGENT
                     ---------------------------------------

                           Daryl Engebregson
                           1055 E. Tropicana Ave., Suite 125
                           Las Vegas, Nevada  89109

                             ARTICLE IX - DIRECTORS
                             ----------------------

     The directors are hereby given the authority to do any act on behalf of the corporation by law and in each instance where the Business Corporation Act provides that the directors may act in certain instances where the Articles of Incorporation authorize such action by the directors, the directors are hereby given authority to act in such instances without specifically numerating such potential action or instance herein.

     The directors are specifically given the authority to mortgage or pledge any or all assets of the business without stockholders' approval.

     The number of directors constituting the initial Board of Directors of this corporation is six. The names and addresses of persons who are to serve as Directors until the first annual meeting of stockholders or until their successors are elected and qualify, are:

         Name                                        Address
         ----                                        -------

         James B. Fuller                    1645 Court Place, Suite 204
                                            Denver, Colorado  80202

         James E. Fuller                    1645 Court Place, Suite 204
                                            Denver, Colorado  80202


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         Loy C. Baake                       P.O. Box 487
                                            Gillette, Wyoming  82716

         Joe D. banks                       P.O. Box 487
                                            Gillette, Wyoming 82716

         Darrell G. Beale                   5097 South Holly
                                            Englewood, Colorado  80111

         Terry M. Kramer                    5900 W. High Street
                                            Worthington, Ohio  43005


                            ARTICLE X - INCORPORATORS
                            -------------------------

         The name and address of each incorporator is:

         Name                               Address

         Leon W. Crockett                   345 South State, #200
                                            Salt Lake City, UT  84111

         Jody Bjorndal                      345 South State, #200
                                            Salt Lake City, UT  84111

         Neil B. Smith                      345 South State, #200
                                            Salt Lake City, UT  84111

                                   ARTICLE XI
                                   ----------

              COMMON DIRECTORS - TRANSACTIONS BETWEEN CORPORATIONS
              ----------------------------------------------------

     No contract or other transaction between this corporation and any one or more of its directors or any other corporation, form, association, or entity in which one or more of its directors or officers are financially interested, shall be with void or voidable because of such relationship or interest, or because such director or directors are present at the meeting or the Board of Directors, or a committee thereof, which authorizes, approves, or ratifies such contract or transaction, or because his or their votes are counted for such purpose if: (a) the fact of such relationship or interest in disclosed or known to the Board of Directors or committee which authorizes, approves, or ratifies the


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Contact or transaction by vote or consent sufficient for the purpose without counting the votes or consents of such interested director; or (b) the fact of such relationship or interest is disclosed or known to the stockholders entitled to vote and they authorize, approve, or ratify such contract or transaction by vote or written consent, or (c) the contract or transaction is fair and reasonable to the corporation.

     Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board of Directors or committee thereof which authorizes, approves, or ratifies such contract or transaction.

     Under penalties of perjury, we declare that these Articles of Incorporation have been examined by us and are, to the best of our knowledge and belief, true, correct and complete.

     DATED this 19th day of June, 1981.

                                              /s/ Leon W. Crockett
                                              --------------------
                                              Leon W. Crockett

                                              /s/ Jody Bjorndal
                                              -----------------
                                              Jody Bjorndal

                                              /s/ Neil B. Smith
                                              -----------------
                                              Neil B. Smith

STATE OF UTAH              )
                           ) ss.
COUNTY OF SALT LAKE        )

     On the 19th of June, 1981, personally appeared before me, Leon W. Crockett, Jody Bjorndal, and Neil B. Smith, who duly acknowledged to me that they signed the foregoing Articles of Incorporation.

My Commission Expires:                          /s/ Jane Jensen
4-26-12  Notary Public                          ----------------
                                                Residing at:  Salt Lake City, UT







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